Exhibit 99.1

NEWS RELEASE

Lexaria Corp. Annual General Meeting Results

Vancouver – May 1, 2013 - (LXRP-OTCBB) (LXX-CNSX) – Lexaria Corp. (the "Company" or "Lexaria") today announces that at its AGM on April 17th, all resolutions passed.

On April 17, 2013, the Company had its Annual General Meeting. Certain motions were approved and adopted:

Re-Election of Chris Bunka, Bal Bhullar, David DeMartini, Nicholas Baxter and Dustin Elford as directors, approved with the following:

Nominee	For	Against	Withheld
Chris Bunka	3,684,042	NIL	4,675
Bal Bhullar	3,684,542	NIL	4,175
David DeMartini	3,684,542	NIL	4,175
Nicolas Baxter	3,687,042	NIL	1,675
Dustin Elford	3,687,042	NIL	1,675

  Ratification of MNP LLP our independent registered public accounting firm for the fiscal year ending October 31, 2013 and to allow directors to set the remuneration, approved with 4,582,651 votes for, 219,509 votes against and 1 vote absent; and

  Proposal to transact such other business as may properly come before the Meeting, approved.

The Company thanks its shareholders for showing their support through their votes.

About Lexaria

Lexaria’s shares are quoted in the USA under the symbol LXRP and in Canada under the symbol LXX. The company uses innovative solutions to participate in only those projects within the USA that can deliver economic returns in the top industry quartile.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

For further information, please contact:

Chris Bunka
Chairman & CEO
Lexaria Corp.
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise any funds even if the Canadian prospectus and US Registration Statement are both approved by the applicable authorities. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.